Exhibit 4.2

EXECUTION COPY

KKR FINANCIAL HOLDINGS LLC, as Company,

-and-

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 15, 2010

to

INDENTURE

Dated as of January 15, 2010

7.50% Convertible Senior Notes due 2017

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 15, 2010, between KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), and Wells Fargo Bank, National Association, a banking association organized under the laws of the United States, as trustee (the “Trustee”), to the indenture dated as of January 15, 2010, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 901(4) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 201 and 301 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “7.50% Convertible Senior Notes due 2017” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Conversion Notice, Form of Company Repurchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.01.                                         Scope of Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions in the Original Indenture.

SECTION 1.02.                                         Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii)                                  all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii)                               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv)                              all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 8.13(a).

“Cash Settlement” has the meaning specified in Section 8.12(a).

“Change in Control” means the occurrence at any time any of the following events:

(1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries) or a series of related transactions or events pursuant to which all of the then outstanding Common Shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company or any Subsidiary of the Company or any employee benefit plan of the Company or such Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of limited liability company interests or other equity interests of the Company then outstanding entitled to vote generally in elections of the Company’s directors; or

(3) during any period of 12 consecutive months after the date of original issuance of the Notes, persons who at the beginning of such 12-month period constituted the board of directors of the Company, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the board of directors of the Company who were either members of the board of directors of the Company at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company.

Notwithstanding the foregoing but solely for purposes of the provisions of the Fundamental Change repurchase right set forth in Section 3.05, even if any of the events specified in the preceding clauses (1) through (3) have occurred, a Change in Control will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of shares of common stock traded on a U.S. national securities exchange (or will be so traded immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Notes become convertible into such shares of common stock.

For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price,” with respect to Common Shares or other equity securities or similar equity interests or other publicly traded securities on any date means the closing sale price per Common Share, equity security, equity interest or other security, as the case may be (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices), on such date as reported on the principal United States securities exchange on which the Common Shares or such other equity securities or similar equity interests or other securities are traded or, if the Common Shares or such other equity securities or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by an established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Company shall determine the Closing Sale Price on such basis as it considers appropriate.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” has the meaning specified in Section 8.12(a).

“Company” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Company Repurchase Notice” has the meaning specified in Section 3.06(a).

“Company Repurchase Notice Date” means the date on which the Company provides the Company Repurchase Notice to Holders in accordance with the provisions of Section 3.05(b).

“Conversion Agent” means the conversion agent appointed by the Company to act as set forth in Article 8, which, initially, shall be the Trustee.

“Conversion Date” has the meaning specified in Section 8.02.

“Conversion Notice” has the meaning specified in Section 8.02.

“Conversion Obligation” has the meaning specified in Section 8.12(a).

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 8.04.

“Conversion Rights Termination Date” has the meaning provided in Section 8.16.

“Custodian” means Wells Fargo Bank, National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Conversion Value” has the meaning provided in Section 8.12(d).

“Daily Measurement Value” has the meaning provided in Section 8.12(d).

“Daily Settlement Amount” has the meaning provided in Section 8.12(d).

“Daily VWAP” has the meaning specified in Section 8.12(d).

“default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depository” mean The Depositary Trust Company or any successor thereto.

“Effective Date” has the meaning specified in Section 8.13(b).

“Event of Default” means any event specified in Section 4.01 as an Event of Default.

“Ex-Dividend Date” means, with respect to any distribution on Common Shares, the first date upon which a sale of Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of Common Shares to the buyer.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached to the Form of Note attached hereto as Exhibit A.

“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached to the Form of Note attached hereto as Exhibit A.

“Form of Company Repurchase Notice” shall mean the “Form of Company Repurchase Notice” attached to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.05(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.05(a).

“Global Note” means any Note that is a Global Security.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture and this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Special Interest, if any.

“Interest Payment Date” means January 15 and July 15 of each year, beginning on July 15, 2010.

“Issue Date” means the first date the Notes are originally issued as set forth on the face of such Note under this Supplemental Indenture.

“Make-Whole Fundamental Change” has the meaning specified in Section 8.13.

“Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any Trading Day for the Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Shares or in any options contracts or future contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Merger Event” has the meaning specified in Section 8.06.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Noteholder,” “Holder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered in the Security Register.

“Note Registrar” has the meaning specified in Section 2.01.

“Observation Period” has the meaning specified in Section 8.12(d).

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Operating Agreement” means the Amended and Restated Operating Agreement of the Company, as amended or supplemented from time to time in accordance with the terms thereof, and including any successor thereto or, if the Company shall at any time be an entity other than a limited liability company, the organizational or governing documents of such other entity.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Physical Settlement” has the meaning specified in Section 8.12(a).

“Prospectus Supplement” means the Company’s prospectus supplement dated January 12, 2010 relating to the Notes.

“Redemption Date” means the date fixed by the Company for redemption of all or any portion of the Notes in accordance with the provisions of Section 3.02 hereof.

“Redemption Notice” has the meaning specified in Section 3.05.

“Redemption Price” means the price at which the Notes may be redeemed, as set forth in Section 3.01.

“Reference Dividend” has the meaning specified in Section 8.05(d).

“Regular Record Date” for the interest payable on any Interest Payment Date means the July 1 or January 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“REIT” means a real estate investment trust within the meaning of Section 856(a) of the Code.

“REIT Subsidiary” means any Subsidiary of the Company that has elected, or intends to elect for the current taxable year, to be qualified as a REIT under the Code.

“Repurchase Notice” has the meaning specified in Section 3.05(c).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Settlement Amount” means the amount due upon Physical Settlement, Cash Settlement or Combination Settlement of the Company’s Conversion Obligation as specified in Section 8.12(c).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 8.12(b).

“Share Price” has the meaning specified in Section 8.13.

“Special Interest” has the meaning set forth in Section 4.01.

“Special Interest Notice” has the meaning specified in Section 4.02.

“Specified Dollar Amount” has the meaning specified in Section 8.12(d).

“Spin-Off” has the meaning specified in Section 8.05(c).

“Stated Maturity” means January 15, 2017.

“Structured Finance Subsidiary” means a Subsidiary the primary function of which is to act as an issuer, depositor or special purpose entity in connection with issuances of obligations collateralized by loans, bonds, mortgages or other debt obligations issued by third parties.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Termination Notice” has the meaning specified in Section 8.16.

“Termination of Trading” will be deemed to have occurred if the Common Shares (or other common equity interests into which the Notes are then convertible) are not listed on a United States national securities exchange or cease to be traded in contemplation of a delisting, other than as a result of a transaction described in clause (1) of the definition of Change in Control.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Shares are then traded. If the Common Shares (or other security for which a Daily VWAP must be determined) are not so listed or quoted, “Trading Day” means a Business Day.

“Underwriters” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BofA Merrill Lynch and KKR Capital Markets LLC.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

SECTION 2.01.                                         Title and Terms; Payments.  There is hereby established a series of Securities designated the “7.50% Convertible Senior Notes due 2017” initially limited in aggregate principal amount to $172.5 million, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Original Indenture.  The Notes shall be issued only in fully registered form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The principal amount of Notes then Outstanding shall be payable at the Stated Maturity.  Interest on the Notes shall accrue at a rate of 7.50% per annum, from and including January 15, 2010 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment.  Interest shall be payable in arrears on each Interest Payment Date, beginning on July 15, 2010, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the Additional Notes, and with the same CUSIP number as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for U.S. federal income tax purposes.  Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

The Form of Note shall be substantially as set forth in Exhibit A and the Form of Conversion Notice, the Form of Company Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Exhibit A, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note.  The Company shall pay the principal of and interest on any certificated Notes at the office or agency designated by the Company for that purpose by check mailed to the Holders of those Notes, unless a Holder timely requests to have such amounts paid by wire transfer in accordance with the final three sentences of this paragraph, in which case the Company shall instead pay such principal of and interest on any certificated Notes by wire transfer in accordance with the transfer instructions provided in such request.  The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes (the “Note Registrar”) and its agency in Minneapolis, MN as a place where Notes may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Note Registrar without prior notice to the Holders thereof, and the Company may act as Paying Agent or Note Registrar.  Payments on any certificated Notes having an aggregate principal amount of more than $5,000,000 shall be payable, if the Holder of such certificated Notes so requests in accordance with the two immediately succeeding sentences, by wire transfer of immediately available funds to an account specified by the Holder within the United States. To request payment by wire transfer, the Holder must give appropriate transfer instructions to the Trustee or other Paying Agent (if not the Trustee) at least 15 Business Days before the requested wire payment is due and, in the case of any interest payments, the instructions must be given by the Person who is shown in the Security Register as the Holder of the certificated Note on the applicable Regular Record Date. All applications for payment by wire transfer shall be made no later than the applicable Regular Record Date and shall remain in effect unless and until new instructions are given in the manner described in the immediately preceding sentence.

SECTION 2.02.                                         Book-Entry Provisions for Global Notes. The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

ARTICLE 3
REDEMPTION AND REPURCHASE OF NOTES

SECTION 3.01.                                         Optional Redemption of Notes.  Solely for the purposes of the Notes, Article Eleven of the Original Indenture shall be deleted and shall be replaced in the entirety by this Article 3.  The Company shall have the right to redeem the Notes on the terms set forth in this Section 3.01 in order to preserve the status of any of its Subsidiaries as a REIT. If, at any time, the Company determines it is necessary to redeem the Notes in order to preserve the status of any of its Subsidiaries as a REIT, the Company may, upon the notice set forth in Section 3.02, redeem the Notes for cash, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date (the “Redemption Price”) unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest on any Notes to be redeemed to the Holder of such Notes as of the close of business on such Regular Record Date and the Redemption Price shall be 100% of the principal amount of Notes to be redeemed; provided that, in connection with any such redemption, the Company shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Directors has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the status of one or more of the Company’s Subsidiaries as a REIT.

The foregoing redemption right shall terminate if the restrictions on ownership and transfer of the Common Shares set forth in Article 3 (or any successor provisions) of the Operating Agreement shall terminate or if the Board of Directors shall revoke or otherwise terminate all elections by all of the Company’s REIT Subsidiaries to qualify as a REIT pursuant to 856(g) (or any successor thereto) of the Code or if the Company shall no longer own a REIT Subsidiary. Other than as set forth in this Section 3.01, the Notes shall not be subject to redemption at the option of the Company prior the Stated Maturity thereof.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.  The Redemption Date must be a Business Day.

SECTION 3.02.                                         Notice of Optional Redemption; Selection of Notes.  In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed (or in the case of Notes held in book-entry form, shall electronically transmit) a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Security Register; provided that if the Company makes such request of the Trustee, the text of the notice shall be prepared by the Company.  Such mailing shall be by first class mail.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire or a substantially equivalent financial news organization announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion.  The Company shall also publish that information in a newspaper of general circulation in The City of New York, or on its web site, or through such other public medium as it deems appropriate at that time.  The failure to issue any such press release to publish such information or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date, (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, (iv) that interest accrued and unpaid to the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Notes called for redemption, (viii) the Conversion Rate on the date of such notice and (ix) the time and date on which the right to convert such Notes or portions thereof pursuant to this Supplemental Indenture will expire.  If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any).  In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Company shall give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed, not fewer than thirty (30) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price, together with accrued interest to the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date.  The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price; provided, however, that the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to with the Company in writing.  If any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.

If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof) on a pro rata basis or by another method the Trustee deems fair and appropriate.  If any Note selected for redemption in part is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be taken from the portion selected for redemption.  The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the Outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes that are outstanding at the time of redemption, treat as Outstanding any Notes surrendered for conversion during the period in which Notes are selected for redemption.

SECTION 3.03.                                         Payment of Notes Called for Redemption by the Company.  If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the Redemption Date at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of the amounts owing on the Notes upon such redemption, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after such date and, except as provided in Section 7.05 and Section 11.02, the Notes shall cease to be entitled to any benefit or security under this Supplemental Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof.  On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Notes and portions of Notes that are to be redeemed pursuant to this Article 3 shall be convertible by the Holder thereof until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Company shall fail to pay the Redemption Price.

SECTION 3.04.                                         Sinking Fund.  There shall be no sinking fund provided for the Notes and the provisions of Article Twelve of the Original Indenture shall not apply to the Notes.

SECTION 3.05.                                         Repurchase at Option of Holders Upon a Fundamental Change.

(a)                                  If there shall occur a Fundamental Change at any time prior to the Stated Maturity of the Notes, then each Noteholder shall have the right to require the Company to repurchase its Notes for cash, in whole or in part (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), on a date (the “Fundamental Change Purchase Date”) specified by the Company (which date shall be not earlier than fifteen (15) days and not more than thirty (30) days after the Company Repurchase Notice Date related to such Fundamental Change) at a purchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to the Fundamental Change Purchase Date (such amount, the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest on any Notes to be repurchased to the Holder of such Notes as of the close of business on such Regular Record Date and the Fundamental Change Purchase Price shall be 100% of the principal amount of Notes to be repurchased.

(b)                                 Within 20 days after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change.  The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. In addition to the mailing of such Company Repurchase Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc., Bloomberg

Business News or PR Newswire or a substantially similar financial news organization announcing the occurrence of such Fundamental Change and publish such information in a newspaper of general circulation in The City of New York or on the Company’s web site, or through such other public medium as the Company shall deem appropriate at such time.  The failure to issue any such press release or publish such information or any defect therein shall not affect the validity of the Company Repurchase Notice or any proceedings for the repurchase of any Note that any Noteholder may elect to have the Company repurchase as provided in this Section 3.05.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.

(c)                                  In order to exercise its repurchase right, a Holder must deliver to the Paying Agent, prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date, a written notice of repurchase (the “Repurchase Notice”).  Such Repurchase Notice shall state:  (A) the certificate number (if the Note is in certificated form) of the Note which the Holder will deliver to be repurchased, (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that the remaining principal amount of such Holder’s Notes is in an authorized denomination and (C) that such Note shall be repurchased pursuant to the terms and conditions specified in the Note and in the Indenture.  Any Repurchase Notice provided in respect of a beneficial interest in a Global Note shall be required to comply with the applicable procedures of the Depositary.

(d)                                 The Company, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Note, if the principal amount of such portion is $2,000 or an integral multiple of $1,000 in excess thereof.  Provisions of this Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

(e)                                  Notwithstanding the foregoing, no Notes may be repurchased by the Company pursuant to this Section 3.05 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Fundamental Change Purchase Price for the Notes to be repurchased).

(f)                                    The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(g)                                 Payment of the Fundamental Change Purchase Price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the Paying Agent.  Such Fundamental Change Purchase Price shall be paid to such Holder (x) on the Fundamental Change Purchase Date if the Holder has transferred or delivered such Note or beneficial interest therein to the Paying Agent prior to such date or (y) within two Business Days after the transfer or delivery of such Note or beneficial interest therein to the Paying Agent if the Holder does not transfer or deliver such Note or beneficial interest therein to the Paying Agent prior to the Fundamental Change Purchase Date.

SECTION 3.06.                                         Company Repurchase Notice.

(a)                                  In connection with any repurchase of Notes, the Company shall, on the applicable Company Repurchase Notice Date, give written notice to Holders (with a copy to the Trustee) setting forth the information specified in this Section 3.06 (in either case, the “Company Repurchase Notice”).

Each Company Repurchase Notice shall include a form of Repurchase Notice and shall specify:

(1)                                  the Fundamental Change Purchase Price and the amount of interest accrued and unpaid per $1,000 principal amount of Notes to the Fundamental Change Purchase Date;

(2)                                  the Fundamental Change Purchase Date;

(3)                                  the circumstances constituting the Fundamental Change;

(4)                                  that Holders must exercise their right to elect to repurchase prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date;

(5)                                  the name and address of the Trustee and the Paying Agent and, if the Notes are then convertible (including in connection with a Fundamental Change), state the name and address of the Conversion Agent;

(6)                                  that Notes must be surrendered to the Paying Agent to collect the Fundamental Change Purchase Price and accrued and unpaid interest;

(7)                                  that a Holder may withdraw its Repurchase Notice at any time prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.07;

(8)                                  that Notes as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn by the Holder in accordance with the terms of this Supplemental Indenture;

(9)                                  that, unless the Company defaults in making payment of the Fundamental Change Purchase Price, interest on Notes in respect of which a Repurchase Notice shall have been submitted and not withdrawn will cease to accrue on and after the Fundamental Change Purchase Date; and

(10)                            the CUSIP number of the Notes, if CUSIP numbers are then in use.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.

If any of the Notes is represented by a Global Note, then the Company will modify such notice to the extent necessary to accord with the applicable procedures of the Depositary that apply to the repurchase of Global Notes.

(b)                                 The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the repurchase of the Notes.

SECTION 3.07.                                         Withdrawal of Repurchase Notice.  A Repurchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the third Business Day prior to a Fundamental Change Purchase Date.  Such notice of withdrawal must specify:

(a)                                  the name of the Holder;

(b)                                 the certificate number(s) of all withdrawn Notes in certificated form;

(c)                                  the principal amount of Notes with respect to which such notice of withdrawal is being submitted, which must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

(d)                                 the principal amount of Notes, if any, that remains subject to the original Repurchase Notice, which must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Any withdrawal notice provided in respect of a beneficial interest in a Global Note shall be required to comply with the applicable procedures of the Depositary.

SECTION 3.08.                                         Deposit of Repurchase Price.

(a)                                  Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Original Indenture an amount of cash (in immediately available funds if deposited on the Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Purchase Date.

(b)                                 If on the Fundamental Change Purchase Date the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.05, then on and after the Fundamental Change Purchase Date such Notes will cease to be Outstanding, interest will cease to accrue with respect to such Notes and all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Purchase Price.  Such will be the case whether or not book-entry transfer of the Note to the Paying Agent is made or whether or not Notes in certificated form, together with necessary endorsements, are delivered to the Paying Agent.

SECTION 3.09.                                         Notes Repurchased in Part.  Upon presentation of any Note repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 3.10.                                         Third Party Purchase.  The Company may arrange for a third party to purchase Notes for which the Company has received a valid Repurchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest will continue to accrue on the Notes and such Notes will continue to be Outstanding after the Fundamental Change Purchase Date for all purposes of the Indenture and will be fungible with all other Notes then Outstanding.

SECTION 3.11.                                         Repayment to the Company.  Subject to Section 7.04, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by it for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the second Business Day following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company, together with interest, if any, thereon.

ARTICLE 4

DEFAULT AND REMEDIES

SECTION 4.01.                                         Events of Default.  Solely for the purposes of the Notes, Article Five of the Original Indenture shall be deleted and replaced in its entirety by this Article 4.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  default in the payment of any principal amount or any Redemption Price or Fundamental Change Purchase Price due with respect to the Notes when the same shall be due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise; or

(b)                                 default in the payment of interest under the Notes as and when the same shall be due and payable, and continuance of such default for a period of thirty (30) days; or

(c)                                  default in the delivery when due of the amounts owing upon conversion, whether due in cash, Common Shares or a combination thereof, on the terms set forth herein and in the Notes, upon exercise of a Holder’s conversion right in accordance with Article 8 of this Supplemental Indenture; or

(d)                                 failure by the Company to provide any required notice of the occurrence of a Fundamental Change within the time period required by the Indenture, which default continues for 5 days; or

(e)           failure on the part of the Company to comply with any term, covenant or agreement in the Notes or in the Indenture (other than a covenant or agreement a default in the performance or breach of which is elsewhere in this Section 4.01 specifically dealt with) and such failure continues for a period of sixty (60) calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes at the time Outstanding; or

(f)            default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness of the Company or any of its Subsidiaries, other than a Structured Finance Subsidiary, for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes; or

(g)           failure by the Company or any of its Subsidiaries, other than a Structured Finance Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60.0 million, which judgments are not paid, discharged or stayed for a period of thirty (30) days after such judgments become final and non-appealable; or

(h)           the Company or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or

(ii)           consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of creditors;

provided, however, in the case of an event specified in clause (i) or (iv) above that pertains only to a Structured Finance Subsidiary, such event shall not constitute an Event of Default; provided, further, in the case of an event specified in clause (ii) or (iii) above that pertains only to a Structured Finance Subsidiary, such event shall not constitute an Event of Default unless such Structured Finance Subsidiary consents to the appointment referred to in such clause with respect to all of its property; or

(i)            an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries, other than a Structured Finance Subsidiary, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days; or

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any of its Subsidiaries, other than a Structured Finance Subsidiary, in an involuntary case or proceeding; or

(ii)           appoints a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Subsidiaries. other than a Structured Finance Subsidiary, or any substantial part of their respective properties; or

(iii)          orders the liquidation of the Company or any of its Subsidiaries, other than a Structured Finance Subsidiary;

and, in each case in this clause (j), the order or decree remains unstayed and in effect for sixty (60) calendar days.

If an Event of Default (other than an Event of Default specified in Section 4.01(h), 4.01(i) and 4.01(j)) with respect to the Company) shall occur and be continuing, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of, and interest accrued and unpaid on, all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 4.01(h), 4.01(i) or 4.01(j) occurs with respect to the Company, the principal of, and interest accrued and unpaid on, all the Notes shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding on behalf of the Holders of all of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences subject to Section 4.08 if:  (a) such rescission would not conflict with any final judgment or decree of a court of competent jurisdiction; (b) interest on overdue installments of interest (to the extent that payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances (including, without limitation, the reasonable compensation and the expenses and disbursements of its agents and counsel) pursuant to Section 606 of the Original Indenture; and (d) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that has become due solely because of such acceleration, have been cured or waived.  No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.  The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 1007 of the Original Indenture.

In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 704 of the Original Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Notes at an annual rate equal to 1% of the principal amount of the Notes. Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest began to accrue on the Notes. Special Interest shall accrue on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 704 of the Original Indenture or the reporting provisions of the Trust Indenture Act shall first occur to but not including the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the failure to comply with Section 704 of the Original Indenture or the reporting provisions of the Trust Indenture Act is cured or waived prior to such 365th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 704 of the Original Indenture or the reporting provisions of the Trust Indenture Act shall not have been cured or waived prior to such 365th day, the Notes shall be subject to acceleration as provided in this Section 4.01. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 704 of the Original Indenture or the reporting provisions of the Trust Indenture Act, the Notes shall be subject to acceleration as provided above in this Section 4.01.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 704 of the Original Indenture or the reporting provisions of the Trust Indenture Act, the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default shall first occur in accordance with the provisions of Section 4.01.

SECTION 4.02.              Special Interest Notice.  In the event that the Company has elected to pay Special Interest to Holders of Notes pursuant to Section 4.01 of this Supplemental Indenture, the Company will provide written notice (“Special Interest Notice”) to the Trustee of its election to pay Special Interest no later than fifteen (15) calendar days prior to the proposed payment date for Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Special Interest, or with respect to the nature, extent or calculation of the amount of Special Interest when made, or with respect to the method employed in such calculation of the Special Interest.

SECTION 4.03.              Payments of Notes on Default; Suit Therefor.  The Company covenants that in the case of an Event of Default pursuant to Section 4.01(a) or 4.01(b), upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 606 of the Original Indenture.  Until such demand by the Trustee, the Company may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Supplemental Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Supplemental Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

SECTION 4.04.              Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 4, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 606 of the Original Indenture;

SECOND:  In case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 4.03 upon the overdue installments of interest at the annual rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

THIRD:  In case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 4.03, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH:  To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 4.05.              Proceedings by Noteholder.  No Holder of any Note shall have any right by virtue of or by reference to any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of, or interest on, the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to it as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.08; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Supplemental Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Supplemental Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 4.05, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price or Fundamental Change Purchase Price upon redemption or repurchase pursuant to Article 3) and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Anything contained in this Supplemental Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

SECTION 4.06.              Proceedings by Trustee.  In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Supplemental Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Supplemental Indenture or in aid of the exercise of any power granted in this Supplemental Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Supplemental Indenture or by law.

SECTION 4.07.              Remedies Cumulative and Continuing.  All powers and remedies given by this Article 4 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Supplemental Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 4.05, every power and remedy given by this Article 4 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 4.08.              Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Supplemental Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, or interest on, the Notes when due, (ii) a failure by the Company to convert any Notes as required by this Supplemental Indenture, (iii) a default in the payment of the Redemption Price on the Redemption Date pursuant to Article 3, (iv) a default in the payment of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 5 cannot be modified or amended without the consent of the Holders of each Outstanding Note affected thereby.

Upon any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 4.08, said default or Event of Default shall for all purposes of the Notes and this Supplemental Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 4.09.              Notice of Defaults.  The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such Holders appear upon the Security Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

SECTION 4.10.              Undertaking to Pay Costs.  All parties to this Supplemental Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder , or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time Outstanding determined in accordance with Section 104 of the Original Indenture, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or interest on, any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 8.

ARTICLE 5
SUPPLEMENTAL INDENTURES

SECTION 5.01.              Supplemental Indentures Without Consent of Noteholders.  Solely for purposes of the Notes, Article Nine of the Original Indenture shall be deleted and replaced in its entirety by this Article 5.  The Company, when authorized by the resolutions of the Board of Directors and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)           to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under the Indenture and the Notes; or

(b)           to provide for conversion right of Holders of the Notes in accordance with the terms hereof if any reclassification or change of Common Shares or any consolidation, merger or sale of all or substantially all of the property or assets of the Company occurs; or

(c)           to add to the covenants or Events of Default of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company; or

(d)           to secure the obligations of the Company in respect of the Notes; or

(e)           to add guarantees in accordance with the terms of the Indenture; or

(f)            to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

(g)           to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise; or

(h)           to cure any ambiguity, omission, defect or inconsistency in the Indenture or make any other provision with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with provisions of the Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Notes in any material respect; or

(i)            to add or modify any provision with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of the Notes in any material respect; or

(j)            to modify any provision of the Indenture to conform that provision to the description thereof set forth in the Prospectus Supplement.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 5.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 5.02.

SECTION 5.02.              Supplemental Indenture With Consent of Noteholders.  With the consent (evidenced as provided in Section 104 of the Original Indenture) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a)           impair or adversely affect the manner of calculation or rate of accrual of interest on the Notes or change the time of payment thereof; or

(b)           make the Notes payable in money or securities other than that stated in the Notes; or

(c)                                  change the Stated Maturity of the Notes; or

(d)                                 reduce the principal amount of, or the Redemption Price or Fundamental Change Purchase Price specified in Article 3 hereof with respect to, the Notes; or

(e)                                  make any change that impairs or adversely affects the conversion rights of the Holders of the Notes; or

(f)                                    make any change that impairs or adversely affects the right to require the Company to repurchase the Notes; or

(g)                                 impair the right to institute suit for the enforcement of any payment with respect to the Notes or with respect to conversion of the Notes; or

(h)                                 change the obligation of the Company to redeem any Notes called for redemption on a Redemption Date in a manner adverse to the Holders; or

(i)                                     change the obligation of the Company to maintain an office or agency pursuant to Section 1002 of the Original Indenture; or

(j)                                     make the Notes subordinate in right of payment to any other indebtedness; or

(k)                                  reduce the percentage in aggregate principal amount of Outstanding Notes required to modify or amend this Supplemental Indenture; or

(l)                                     modify Section 4.08 or this Section 5.02.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 5.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 5.03.                                         Effect of Supplemental Indenture.  Any supplemental indenture executed pursuant to the provisions of this Article 5 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 5.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 5, this

Supplemental Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Supplemental Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Supplemental Indenture for any and all purposes.

SECTION 5.04.                                         Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 5 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Supplemental Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 611 of the Original Indenture) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

SECTION 5.05.                                         Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee.  Prior to entering into any supplemental indenture pursuant to this Article 5, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 5 and is otherwise authorized or permitted by this Supplemental Indenture.

ARTICLE 6

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 6.01.                                         Company May Consolidate on Certain Terms.  Solely for the purposes of the Notes, Article Eight of the Original Indenture shall be deleted and replaced in its entirety by this Article 6.  Subject to the provisions of Section 6.02, the Company shall not, in a single transaction or a series of related transactions, consolidate with, or sell, lease or convey all or substantially all of its consolidated assets to, or merge with or into, any other Person (whether or not affiliated with the Company), unless: (i) the Company is the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, and interest on, all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions in the Notes and the Indenture to be performed or satisfied by the Company (including, without limitations, the obligation to convert Notes in accordance with the provisions of Article 8 hereof) by a supplemental indenture reasonably satisfactory in form to the Trustee; (ii) if as a result of any such consolidation, sale, lease, conveyance or merger, the Notes become convertible into common stock or other securities issued by a Person that is other than the Company or such successor Person, such Person shall fully and unconditionally guarantee all obligations under the Notes and the Indenture; (iii) immediately after giving effect to the transaction described above, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, has occurred and is continuing; and (iv) the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel pursuant to Section 102 of the Original Indenture.

SECTION 6.02.                                         Company Successor to be Substituted .  In case of any such consolidation, sale, lease, conveyance or merger in which the Company is not the continuing entity and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and interest on, all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and, except in the case of a lease of all or substantially all of the Company’s consolidated assets, the Company shall be discharged from its obligations under the Notes and the Indenture.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Supplemental Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Supplemental Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Supplemental Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of any such lease) upon compliance with this Article 6 the Person named as the “Company” in the first paragraph of this Supplemental Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 6 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Supplemental Indenture.

In case of any such consolidation, sale, lease, conveyance or merger, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 7

SATISFACTION AND DISCHARGE

SECTION 7.01.                                         Discharge of Indenture.  Solely for purposes of the Notes, Article Four of the Original Indenture shall be deleted and replaced in its entirety by this Article 7.  This  Supplemental Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when (a) either: (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 7.04 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 7.04) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether upon the Stated Maturity of the Notes, a Redemption Date or a Fundamental Change Purchase Date or otherwise, or have all been converted in accordance with the provisions of Article 8 hereof, and the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee a Paying Agent or the Conversion Agent (other than the Company or any of its Affiliates), as applicable, as trust funds in trust cash and, if applicable, Common Shares in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or for amounts owing upon conversion; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Supplemental Indenture; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 606 of the Original Indenture shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 304, 305, 306 of the Original Indenture, Section 3.05 hereof, Section 701 of the Original Indenture, Article 8 and this Article 7, shall survive until the Notes have been paid in full.

SECTION 7.02.                                         Deposited Monies to be Held in Trust by Trustee.  Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 605 of the Original Indenture, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment, repurchase or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.  All moneys deposited with the Trustee pursuant to Section 605 of the Original Indenture (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request.  The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

SECTION 7.03.                                         Paying Agent to Repay Monies Held.  Subject to the provisions of Section 7.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money deposited with it pursuant to Section 7.01 and shall apply the deposited money in accordance with this Supplemental Indenture and the Notes to the payment of the principal of and interest on the Notes.

SECTION 7.04.                                         Return of Unclaimed Monies.  The Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Company, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

SECTION 7.05.                                         Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 7.02; provided that if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 8

CONVERSION OF NOTES

SECTION 8.01.                                         Right to Convert.

(a)                                  Subject to the restrictions on ownership of Common Shares as set forth in Section 8.14(a) and upon compliance with the provisions of this Supplemental Indenture, the Holder of any Notes may convert its Notes, or any portion thereof that is a multiple of $1,000, into, at the Company’s discretion, cash, Common Shares or a combination thereof (the “Settlement Amount”) by surrender of such Notes so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 8. Holders may surrender any Notes for conversion not previously redeemed or repurchased at the applicable Conversion Rate prior to the close of business on the Business Day immediately preceding the Stated Maturity of the Notes.  If the Company calls the Notes for redemption or exercises its right to terminate Holders’ conversion rights pursuant to Section 8.16, Holders may convert their Notes at any time prior to the close of business on the Business Day immediately preceding the Redemption Date or Conversion Rights Termination Date, as the case may be.

(b)                                 A Note in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Note pursuant to Section 3.05 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.07 prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date.

SECTION 8.02.                                         Exercise of Conversion Right; No Adjustment for Interest or Dividends.  In order to exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 8.02.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares, if any, which shall be issuable on such conversion shall be issued (if other than in the name of the Holder tendering such Note for conversion), and shall be accompanied by transfer or similar taxes, if required pursuant to Section 8.07.

In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery such interest in such Global Note; deliver, or cause to be delivered, to the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, a duly completed and manually signed Conversion Notice; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or the Conversion Agent; and pay the funds, if any, required by this Section 8.02 and any transfer taxes if required pursuant to Section 8.07.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 8.02 have been satisfied as to such Note (or portion thereof) (the “Conversion Date”).

Except as set forth in the next succeeding paragraph, upon conversion of a Note, a Holder shall not be entitled to receive any cash payment in respect of interest, and the Company shall not be required to adjust the Conversion Rate to account for any accrued and unpaid interest.  The delivery by the Company to the Holder of cash and Common Shares, if any, upon conversion shall be deemed to satisfy the Company’s obligation with respect to Notes tendered for conversion. Accordingly, upon conversion of Notes, any accrued but unpaid interest shall be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of Notes at the close of business on a Regular Record Date for an interest payment shall receive payment of the interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on the applicable Regular Record Date and on or prior to the corresponding Interest Payment Date.  Accordingly, any Note or portion thereof surrendered for conversion after the close of business on the Regular Record Date for any Interest Payment Date and on or prior to the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes, or (3) in respect of any conversion that occurs after the Regular Record Date for the interest payment due on the Stated Maturity.

In case any Note of a denomination greater than $2,000 shall be surrendered for partial conversion, and subject to Section 2.04, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

SECTION 8.03.                                         Cash Payments in Lieu of Fractional Shares.  No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. The Company shall deliver cash in lieu of any fractional Common Shares issuable in connection with payment of the settlement amount determined in accordance with the provisions of Section 8.12 based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

SECTION 8.04.                                         Conversion Rate.  The Conversion Rate for the Notes is 122.2046 Common Shares per each $1,000 principal amount of the Notes (herein called the “Conversion Rate”), subject to adjustment as provided in Sections 8.05 and 8.13.

SECTION 8.05.                                         Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted by the Company from time to time as follows:

(a)                                  If the Company issues Common Shares as a distribution on Common Shares to all holders of Common Shares, or if the Company effects a share split or share combination with respect to the Common Shares, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where

CR0 =                                       the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =                                       the new Conversion Rate in effect taking such event into account

OS0 =                                       the number of Common Shares outstanding immediately prior to the open of business on the Ex-Dividend Date of such distribution or the effective date of such share split or share combination, as the case may be

OS1 =                                       the number of Common Shares outstanding immediately after giving effect to such event.

Any adjustment made under this clause (a) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution, or immediately after the open of business on the effective date for such share split or share combination. If any distribution of the type described in this clause (a) is declared but not so paid or made, or any share split or combination of the type described in this clause (a) is announced but the outstanding Common Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors determines not to pay such distribution, or not to split or combine the outstanding Common Shares, as the case may be, to the Conversion Rate that would then be in effect if such distribution, share split or share combination had not been declared or announced.

(b)                                 If the Company issues to all holders of Common Shares any rights, warrants or options entitling such holders for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Shares at an exercise price per Common Share less than the Closing Sale Price of the Common Shares on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where

CR0 =                                       the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =                                       the new Conversion Rate taking such event into account

OS0 =                                       the number of Common Shares outstanding immediately prior to the open of business on the Ex-Dividend Date for such issuance

X =                                                   the total number of Common Shares issuable pursuant to such rights, warrants or options

Y =                                                    the number of Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this clause (b), in determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase Common Shares at less than the applicable Closing Sale Price of the Common Shares, and in determining the aggregate exercise price payable for such Common Shares, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. Any adjustment made pursuant to this clause (b) shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. If any right, warrant or option described in this clause (b) is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

(c)                                If the Company distributes equity interests in itself, evidences of indebtedness, rights to acquire the Company’s equity interests or indebtedness or other assets or property of the Company to all holders of Common Shares, excluding:

(A)                            distributions, rights, warrants or options referred to in clause (a) or (b) above,

(B)                              distributions paid exclusively in cash, and

(C)                              Spin-Offs described below in this clause (c),

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where

CR0 =                                       the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =                                       the new Conversion Rate taking such event into account

SP0 =                                         the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date for such distribution

FMV =                                 the fair market value (as determined in good faith by the Board of Directors) of the equity interests, evidences of indebtedness, rights to acquire the Company’s equity interests or indebtedness or other assets or property distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.

An adjustment to the Conversion Rate made pursuant to the immediately preceding clause shall be made successively whenever any such distribution is made and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.

If the Company distributes to all holders of Common Shares capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula

CR1 = CR0 x	FMV0 + MP0
MP0

where

CR0 =                                       the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =                                       the new Conversion Rate taking such event into account

FMV0 =                            the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Days after the effective date of the Spin-Off

MP0 =                                    the average of the Closing Sale Prices of the Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Conversion Rate made pursuant to the immediately preceding clause will occur on the 10th Trading Day from and including the effective date of the Spin-Off.

If any such distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

(d)                                 If the Company pays or makes any cash distribution in respect of any of its quarterly fiscal periods (without regard to when paid) to all holders of Common Shares in an aggregate amount that, together with other cash distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.05 (the “Reference Dividend”) multiplied by the number of Common Shares outstanding on the record date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where

CR0 =                                       the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =                                       the new Conversion Rate taking such event into account

SP0 =                                         the average of Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date for such distribution

C =                                                    the amount in cash per Common Share that the Company distributes to holders of Common Shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

The Reference Dividend shall be subject to adjustment on account of any of the events set forth in clauses (a), (b) and (c) above and clause (e) below.  Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the

Conversion Rate in effect immediately prior to the adjustment on account of such event and the denominator of which will equal the Conversion Rate as adjusted.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If any distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Shares to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Closing Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0 =                                         the Conversion Rate in effect immediately prior to the adjustment relating to such event

CR1 =                                         the new Conversion Rate taking such event into account

AC =                                            the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Shares purchased in such tender or exchange offer

OS0 =                                         the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

OS1 =                                         the number of Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 =                                           the average of the Closing Sale Prices of the Common Shares for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Any adjustment to the Conversion Rate made pursuant to this clause (e) shall become effective on the date immediately following the determination of the average of the Closing Sale Prices of the Common Shares for purposes of SP1 above.  If the Company or one of its

Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded or otherwise not consummated, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Notwithstanding anything to the contrary in this Article 8, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the Common Shares to be delivered upon conversion as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of such Common Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(f)                                    In addition to the adjustments pursuant to clauses (a) through (e) above, the Company may increase the Conversion Rate in order to avoid or diminish any income tax to holders of Common Shares resulting from any distribution of equity interests (or rights to acquire Common Shares) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Company has determined that such increase would be in the best interests of the Company. If the Company makes such determination, it will be conclusive and the Company will mail to Holders of the Notes a notice of the increased Conversion Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.

(g)                                 The Company will not make any adjustment to the Conversion Rate if Holders of the Notes are permitted to participate, on an as-converted basis assuming Physical Settlement, in the transactions described above.

(h)                                 Notwithstanding anything to the contrary contained herein, the applicable Conversion Rate shall not be adjusted for: (i) the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan; (ii) the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company; (iii) the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued; (iv) accumulated and unpaid dividends or distributions; (v) if applicable, a change in the par value of the Common Shares; (vi) the issuance of Common Shares pursuant to an underwritten offering (whether pursuant to a registration statement that has become effective under the Securities Act or pursuant to an applicable exemption therefrom); and (vii) as a result of a tender offer solely to holders of fewer than 100 Common Shares.

(i)                                     No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments on each Conversion Date and each Trading Day of any Observation Period. All required calculations will be made to the nearest cent or 1/1,000th of a share, as the case may be.

(j)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee, an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holders of the Notes within 20 Business Days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                  For purposes of this Section 8.05, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(l)                                     Notwithstanding anything in this Section 8.05 to the contrary, in no event shall the Conversion Rate be adjusted so that the Conversion Price would be less than $0.01.

SECTION 8.06.                                         Change in Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.

(a)                                  If the Company is a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of Common Shares (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of the Company’s and the Company’s Subsidiaries’ consolidated assets substantially as an entirety), pursuant to which all of the Common Shares are converted into cash, securities or other property (any such event, a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that Holders shall be entitled at and after the effective time of the Merger Event to convert their Notes into the type and amount of cash, securities or other property (including any combination thereof) that a holder of Common Shares immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event (“Reference Property”) determined in accordance with Section 8.06(c) below.

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to this Section 8.06, the Company shall promptly file with the Trustee an Officers’ Certificate and an Opinion of Counsel briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Supplemental Indenture have been complied with.  Promptly following the effective time of any such Merger Event, the Company shall issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website.)  Any failure to deliver such Officers’ Certificate or issue such press release shall not affect the legality or validity of such supplemental indenture.

(c)                                  With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event in lieu of cash, Common Shares or a combination of cash and Common Shares otherwise provided for hereunder, the Settlement Amount shall be based on a number of units of Reference Property (each such unit comprised of the kind and amount of cash, securities or other property (including any combination thereof) that a holder of one Common Share immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to the Conversion Rate.

(i)                                     The Company will deliver cash in lieu of fractional units of Reference Property as set forth pursuant to Section 8.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Daily VWAP” were instead a reference to “the Daily VWAP of a unit of Reference Property” composed of the type and amount of cash, securities or other property (including any combination thereof) that a holder of one Common Share immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(ii)                                  The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period based on the value of a unit of Reference Property.

(iii)                               For purposes of this Section 8.06, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of Common Shares entitled to receive cash, securities or other property with respect to or in exchange for such Common Shares in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of Common Shares would be entitled to receive with respect to or in exchange for such Common Shares is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the Common Shares affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election or (B) if the holders of a majority of the Common Shares do not affirmatively make such an election, the types and amount of consideration actually received by the holders that do not affirmatively make such election.

(iv)                              The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d)                                 The above provisions of this Section 8.06 shall similarly apply to successive Merger Events.

SECTION 8.07.                                         Taxes on Shares Issued.  The issue of stock certificates, if any, on conversion of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of such converted Note, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 8.08.                                         Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for the conversion of the Notes (assuming Physical Settlement) as required by this Supplemental Indenture from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable, if any, upon conversion of the Notes, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Shares at such adjusted Conversion Rate.

The Company covenants that all Common Shares, if any, which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

SECTION 8.09.                                         Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any capital stock, other securities or other assets or property, that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 8.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Noteholders upon the conversion of their Notes after any Merger Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 8.10.                                         Notice to Holders Prior to Certain Actions.  In case:

(a)                                  the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 8.05; or

(b)                                 the Company shall authorize the granting to the Holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)                                  of any reclassification or reorganization of the Common Shares (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at its address appearing on the Security Register provided for in the Original Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 8.11.                                         Shareholder Rights Plans.  If the Company has in effect a rights plan while any Notes remain Outstanding, Holders of Notes will receive, upon a conversion of Notes in respect of which the Company is required to deliver Common Shares, in addition to such Common Shares, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares. If the rights provided for in the rights plan adopted by the Company have separated from the Common Shares in accordance with the provisions of the applicable stockholder rights agreement so that Holders of Notes would not be entitled to receive any rights in respect of Common Shares, if any, that the Company is required to deliver upon conversion of Notes, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Shares equity interests, evidences of indebtedness or other assets or property pursuant to Section 8.05(c), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

SECTION 8.12.                                         Settlement Upon Conversion.

(a)                                  Upon a conversion of Notes, the Company may elect to pay or deliver, as the case may be, (i) solely cash (“Cash Settlement”), (ii) solely Common Shares, together with cash, if applicable, in lieu of any fractional Common Shares (“Physical Settlement”) or (iii) a combination of cash and Common Shares (“Combination Settlement”) in order to satisfy its obligations to converting Noteholders (the “Conversion Obligation”).

(b)                                 The same Settlement Method shall be used in each of the following cases:

(i)                                     all conversions occurring on or after December 15, 2016;

(ii)                                  all conversions of Notes selected for redemption occurring on or after the date of issuance of the related Redemption Notice and prior to the related Redemption Date; and

(iii)                               all conversions occurring on the same Trading Day prior to December 15, 2016,

provided however, that except as described in (i), (ii) and (iii) above, the Company shall not have any obligation to elect the same Settlement Method with respect to conversions occurring on different Trading Days. If the Company elects a Settlement Method in respect of a Conversion Date, the Company shall provide notice (the “Settlement Notice”) to converting Holders through the Trustee of such Settlement Method no later than the second Business Day immediately following the related Conversion Date (or, in the case of any Conversion Date occurring on or after (x) the date of issuance of a Redemption Notice and prior to the related Redemption Date, in such Redemption Notice or (y) December 15, 2016, no later than December 15, 2016).  If the Company does not timely elect a Settlement Method in respect of a conversion of Notes, it shall be deemed to have elected Physical Settlement in respect of the related Conversion Obligation.

(c)                                  The Settlement Amount due upon conversion of the Notes shall be computed as follows:

(i)                                     if the Company elects to satisfy its Conversion Obligation by Physical Settlement, the Company shall deliver to the converting Holder a number of Common Shares equal to the product of (x) the aggregate principal amount of Notes to be converted, divided by $1,000 and (y) the Conversion Rate;

(ii)                                  if the Company elects to satisfy its Conversion Obligation by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the

Daily Conversion Values for each of the 20 consecutive Trading Days during the relevant Observation Period; and

(iii)                               if the Company elects to satisfy its Conversion Obligation by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, an amount of cash and Common Shares equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the relevant Observation Period.

(d)                                 “Daily Settlement Amount” for each of the 20 consecutive Trading Days during the relevant Observation Period, shall consist of:

(i)                                     cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value, and

(ii)                                  if the Daily Conversion Value exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of the Common Shares on such Trading Day.

“Specified Dollar Amount” means the dollar amount per $1,000 principal amount of a Note specified by the Company in the Settlement Notice related to such Note.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KFN.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of the primary exchange or market on which the Common Shares are listed or traded to the scheduled close of such exchange or market on such Trading Day (or if such volume-weighted average price is unavailable, the market value per Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Observation Period” with respect to any Note means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the Conversion Date relating to such Note, except that with respect to any Note surrendered for conversion during the period beginning on December 15, 2016 and ending on the Business Day prior to the Stated Maturity, “Observation Period” means the 20 Trading Days beginning on and including the 22nd Scheduled Trading Day prior to the Stated Maturity.

(e)                                  If the Company elects Physical Settlement, the Company shall deliver the Settlement Amount to converting Holders on the third Trading Day following the Conversion

Date, but such Holders will be deemed to be the owners of the Common Shares included in the Settlement Amount as of the close of business on the Conversion Date. If the Company elects Cash Settlement or Combination Settlement, the Company will pay or deliver, as the case may be, the Settlement Amount to converting Holders on the third Trading Day following the final Trading Day of the relevant Observation Period and such Holders will only be deemed to be the owners of any of the Common Shares included in the Settlement Amount upon the delivery of such Common Shares.

SECTION 8.13.                                         Make-Whole Adjustments Upon Certain Fundamental Changes, Early Redemptions or a Termination of Conversion Rights.

(a)                                  If

(i)                                     the Effective Date of a transaction described in clauses (1) or (2) of the definition of Change in Control (a “Make-Whole Fundamental Change”) occurs prior to the Stated Maturity and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change;

(ii)                                  the Company gives notice of its election to redeem the Notes to preserve the REIT status of any of its Subsidiaries as described in Article 3 and a Holder elects to convert its Notes in connection with such redemption; or

(iii)                               the Company gives notice of its election to terminate the conversion rights of Holders upon satisfaction of the conditions described in Section 8.16 and a Holder elects to convert its Notes in connection with such termination, then, in each case, the Company shall increase the applicable Conversion Rate for such Notes surrendered for conversion by a number of additional Common Shares (the “Additional Shares”) as specified below.  A conversion of Notes shall be deemed for the purposes of this Section 8.13 to be (A) “in connection with” such Make-Whole Fundamental Change, if the Conversion Notice is received by the Conversion Agent on any date from and including the Effective Date of such Make-Whole Fundamental Change up to and including the earlier of the 30th Business Day following the Effective Date of such Make-Whole Fundamental Change and the Business Day immediately preceding the Stated Maturity, (B) “in connection with” such redemption of Notes, if the Conversion Notice is received by the Conversion Agent on or after the issuance date of the Redemption Notice and prior to the close of business on the Business Day immediately preceding the Redemption Date and (C) “in connection with” such termination of conversion rights, if the Conversion Notice is received by the Conversion Agent on or after the issuance date of the Termination Notice and prior to the close of business on the Business Day immediately preceding the Conversion Rights Termination Date.

(b)                                 The number of Additional Shares will be determined by reference to the table in Section 8.13(e) and is based on the date on which the Make-Whole Fundamental Change becomes effective or the date of issuance of the Redemption Notice or Termination Notice, as the case may be, (the “Effective Date”) and the price paid per Common Share in the Make-Whole Fundamental Change transaction or deemed to be paid in connection with a redemption of the Notes or termination of conversion rights, as the case may be, (the “Share Price”).  If Holders of Common Shares receive only cash in the Make-Whole Fundamental Change transaction, the Share Price shall equal the cash amount paid per Common Share in such transaction.  In all other cases, including conversions in connection with a redemption of Notes or a termination of conversion rights, the Share Price shall equal the average of the Closing Sale Prices of the Common Shares on the ten (10) consecutive Trading Days up to but excluding the Effective Date.

(c)                                  The Share Prices set forth in the first row of the table in Section 8.13(e) (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 8.05.  The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, (i) the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and (ii) the denominator of which shall be the Conversion Rate as so adjusted.

(d)                                 The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate is adjusted pursuant to Section 8.05.

(e)                                  The following table sets forth the Share Price and number of Additional Shares to be received per $1,000 principal amount of Notes:

Effective	Share Price
Date	$6.68	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00	$50.00
January 15, 2010	27.4960	25.9061	20.5505	16.7825	14.0184	9.5812	6.9799	5.3149	4.1648	3.3142	2.6618	1.1865
January 15, 2011	27.4960	26.1654	20.5824	16.7086	13.9044	9.4862	6.9496	5.3092	4.1598	3.3098	2.6578	1.1865
January 15, 2012	27.4960	26.0881	20.2254	16.2300	13.4010	9.0588	6.6457	5.1144	4.0503	3.2642	2.6554	1.1865
January 15, 2013	27.4960	25.6010	19.3704	15.2381	12.3901	8.2037	5.9957	4.6382	3.7088	3.0250	2.4971	1.1358
January 15, 2014	27.4960	24.6177	17.8668	13.5533	10.7013	6.7880	4.8989	3.7977	3.0619	2.5241	2.1080	0.9721
January 15, 2015	27.4960	23.1327	15.5534	10.9734	8.1455	4.7146	3.3206	2.5832	2.1060	1.7574	1.4858	0.6949
January 15, 2016	27.4960	20.8744	11.6792	6.6680	4.0270	1.7172	1.1670	0.9299	0.7721	0.6518	0.5556	0.2623
January 15, 2017	27.4960	20.6525	2.7954	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f)                                    If the exact Share Price and Effective Date are not set forth in the table above, then:

(i)                                     if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year;

(ii)                                  if the Share Price is equal to or in excess of $50.00 per Common Share (subject to adjustment as specified in Section 8.13(c)), no Additional Shares will be issued upon a conversion of Notes; and

(iii)                               if the Share Price is less than $6.68 per Common Share (subject to adjustment as specified in Section 8.13(c)), no Additional Shares will be issued upon a conversion of Notes.

(g)                                 Notwithstanding the provisions of this Section 8.13, in no event shall the total number of Common Shares issuable upon conversion of the Notes exceed 149.7006 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate is subject to adjustment as set forth in Section 8.05.

SECTION 8.14.                                         Ownership Limit; Withholding Tax.

(a)                                  Notwithstanding any other provision of the Indenture or the Notes, no Holder of Notes shall be entitled to convert such Notes for Common Shares to the extent that the receipt of such Common Shares would violate any of the limitations on ownership of Common Shares contained in the Operating Agreement, unless such Person has been exempted from such limits by the Board of Directors in accordance with the Operating Agreement. Any attempted conversion of Notes that would result in the issuance of Common Shares in excess of such ownership limit in the absence of such an exemption shall be void to the extent of the number of Common Shares that would cause such violation and the related Note or portion thereof shall be returned to the Holder as promptly as practicable. The Company shall have no further obligation to the Holder with respect to such voided conversion and such Notes shall be treated as if they had not been submitted for conversion. A Holder of returned Notes may resubmit such Notes for conversion at a later date subject to compliance with the terms hereof and the ownership limits set forth in the Operating Agreement. The Company may, however (but will not be required to), in a case where a Holder of Notes attempts to convert Notes but is prevented from doing so as a result of the ownership limit, pay cash to such Holder upon such conversion as provided in Section 8.12. The foregoing limitation on the right of Holders of Notes to receive Common Shares upon conversion of Notes shall terminate if the restrictions on ownership and transfer of the Common Shares set forth in Article 3 (or any successor provisions) of the Operating Agreement shall terminate or if the Board of Directors of the Company shall revoke or otherwise terminate the election by any REIT Subsidiary of the Company to qualify as a REIT pursuant to Section 856(g) (or any successor thereto) of the Code or if the Company shall no longer own a REIT Subsidiary.

(b)                                 At the Stated Maturity or upon earlier redemption or repurchase of the Notes or otherwise, and as otherwise required by law, the Company may deduct and withhold from the amount of consideration otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law.

SECTION 8.15.                                         Calculation In Respect of Notes.  Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Notes and the Holders of the Notes absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification.  The Trustee shall forward calculations made by the Company to any Holder of Notes upon request.

SECTION 8.16.                                         Right to Terminate Conversion Rights.

(a)                                  The Company may elect, in its sole discretion, upon the notice set forth in Section 8.16(b), to terminate the Holders’ rights to convert the Notes effective on or after January 15,

2013 (such date of termination of conversion rights is referred to herein as the “Conversion Rights Termination Date”), if the Closing Sale Price of the Common Shares for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides the notice of its election to terminate the Holders’ rights to convert (the “Termination Notice”) exceeds 150% of the Conversion Price in effect on each such Trading Day.

(b)                                 If the Company elects to terminate conversion rights pursuant to Section 8.16(a), it shall fix the Conversion Rights Termination Date and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the Termination Notice is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed the Termination Notice not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Conversion Rights Termination Date to each Holder of Notes at its last address as the same appears on the Security Register; provided that if the Company makes such request of the Trustee, the text of the Termination Notice shall be prepared by the Company.  Such mailing shall be by first class mail.  The Termination Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in such notice to the Holder of any Note shall not affect the validity of the proceedings for the termination of conversion rights of any other Note.  Concurrently with the mailing of any Termination Notice, the Company shall issue a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire or a substantially equivalent financial news organization announcing the Conversion Rights Termination Date and publish that information in a newspaper of general circulation in The City of New York, or on the Company’s web site, or through such other public medium as the Company deems appropriate at that time.  The failure to issue any such press release or any defect therein shall not affect the validity of the Termination Notice or any of the proceedings for the termination of conversion rights of any Note.

ARTICLE 9
MISCELLANEOUS PROVISIONS

SECTION 9.01.                                         Addresses for Notices, etc.  Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

KKR Financial Holdings LLC
555 California Street
San Francisco, California 94104
Telecopier No.: 415-391-3330
Attention:  General Counsel

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows: Wells Fargo Bank, National Association, 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017 Telecopier No.: 213-614-3355, Attention:  Maddy Hall, Vice President, Corporate Trust Services.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 9.02.                                         Governing Law.  This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.03.                                         Trust Indenture Act.  This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 9.04.                                         No Security Interest Created.  Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

SECTION 9.05.                                         Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 9.06.                                         Severability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.07.                                         Ratification of Original Indenture.  The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

Wells Fargo Bank, National Association hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions herein above set forth.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ Michael R. McFerran
Name: Michael R. McFerran
Title: Chief Operating Officer

[Trustee Signature Follows]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

EXHIBIT A

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

KKR FINANCIAL HOLDINGS LLC
7.50% CONVERTIBLE SENIOR NOTES DUE 2017

CUSIP: 48248A AD0
ISIN: US48248AAD00

No.	$[ ]

KKR Financial Holdings LLC, a Delaware limited liability company (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                    or its registered assigns, the principal sum of [                                                         ] [or such other principal amount as shall be set forth on Schedule I hereto](1) on January 15, 2017 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually, on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing July 15, 2010, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7.50%, from and including the most recent Interest Payment Date in respect of which interest has been paid (or commencing January 15, 2010 if no interest has been paid hereon).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note in the manner specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

(1)          For Global Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

KKR FINANCIAL HOLDINGS LLC

By:
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

FORM OF REVERSE OF NOTE

KKR FINANCIAL HOLDINGS LLC
7.50% CONVERTIBLE SENIOR NOTES DUE 2017

This note is one of a duly authorized issue of notes of the Company, designated as its “7.50% Convertible Senior Notes due 2017” (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of January 15, 2010 (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), as supplemented with respect to the Notes by the First Supplemental Indenture, dated as of January 15, 2010 (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and the Trustee, as trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Company shall have the right to redeem the Notes at its option in accordance with the provisions of Article 3 of the Indenture in order to preserve the REIT status of any of the Company’s Subsidiaries.  If the Company determines it is necessary to redeem the Notes in order to preserve the REIT status of any of its Subsidiaries, the Company may redeem the Notes for cash, in whole or in part, at the Redemption Price.  In accordance with the provisions of the Indenture, the Company may not otherwise redeem the Notes at its option prior to the Stated Maturity thereof.

Subject to the terms and conditions set forth in the Indenture, following the occurrence of a Fundamental Change at any time prior to the Stated Maturity of the Notes, the Notes shall be subject to repurchase by the Company, at the option of the Holder, on the Fundamental Change Purchase Date, at the Fundamental Change Purchase Price.  To exercise such right, the Holder shall be required to satisfy the conditions to such repurchase set forth in the Indenture and to deliver to the Paying Agent the Repurchase Notice set forth on the reverse hereof prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date.

The Company may not repurchase any Notes if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Fundamental Change Purchase Price for such Notes).

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date, all as provided in the Indenture.

Subject to and in compliance with the provisions of the Indenture, Holders of Notes shall have the right to convert each $1,000 principal amount of Notes at the applicable Conversion Rate into the consideration specified in the Indenture, upon surrender of the Note to be converted with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, together with any funds required pursuant to the terms of the Indenture.  The Conversion Rate shall initially be 122.2046 Common Shares per $1,000 principal amount of Notes, subject to adjustment in the manner set forth in the Indenture.

Notes surrendered for conversion at any time after the close of business on any applicable Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes, or (3) in respect of any conversion that occurs after the Regular Record Date for the interest payment due on January 15, 2017.

In the event the Holder surrenders this Note for conversion in connection with a Make-Whole Fundamental Change, the Company shall increase the applicable Conversion Rate in accordance with the provisions of Section 8.13 of the Supplemental Indenture.

In the event that Common Shares are issued upon conversion of Notes, no fractional shares shall be issued upon such conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon such conversion.

A Note in respect of which a Holder has submitted a Repurchase Notice may be converted only if such Holder validly withdraws such Repurchase Notice in accordance with the terms of the Indenture.

If an Event of Default (other than an Event of Default specified in Section 4.01(h), 4.01(i) and 4.01(j) of the Supplemental Indenture) with respect to the Company) shall occur and be continuing, the principal of, and accrued and unpaid interest on, the Notes may be declared to be due and payable in the manner specified in the Indenture.  If an Event of Default specified in Section 4.01(h), 4.01(i) or 4.01(j) of the Supplemental Indenture shall occur with respect to the Company, the principal of, and interest accrued and unpaid on, the Notes shall be immediately and automatically due and payable without necessity of further action. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.  Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures to modify provisions of the Indenture, subject to exceptions permitting the modification of the Indenture without the consent of any Holder of Notes or requiring the consent of each Holder of a Note affected by such modification all as set forth in Article 5 of the Supplemental Indenture.

The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations. Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.  No service charge shall be made to any Holder for any registration of transfer or exchange of Notes, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name this Note shall be registered upon the Security Register to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, and interest on this Note, for conversion of this Note and for all other purposes; and neither the Company or the Trustee nor any Paying Agent, Conversion Agent or any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any this Note.

No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN-ENT -	as tenant by the entireties	(Cust) (Minor)
JT-TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

Attachment 1

to Exhibit A

CONVERSION NOTICE

TO:	KKR FINANCIAL HOLDINGS LLC
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that the Common Shares, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares, if any, if to be issued, and Notes, if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
 (if less than all):

$

Social Security or Other Taxpayer

 Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 2

to Exhibit A

COMPANY

REPURCHASE NOTICE

TO:	KKR FINANCIAL HOLDINGS LLC
WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from KKR Financial Holdings LLC (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $2,000 or an integral multiple of $1,000 in excess thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof specified below, together with accrued and unpaid interest to the Repurchase Date to the registered Holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

NOTICE:  The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number:

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Attachment 3

to Exhibit A

ASSIGNMENT

For value received                                                                                  hereby sell(s) assign(s) and transfer(s) unto                                                                        (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                                              attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

KKR FINANCIAL HOLDINGS LLC

7.50% CONVERTIBLE SENIOR NOTES DUE 2017

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian